Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains Partners Reports Second Quarter 2016 Financial Results

Second Quarter Highlights

•	Quarterly cash distribution increased 0.5 cent to $0.41 per unit

•	Net income of $14.0 million, or $0.43 per common unit

•	Adjusted EBITDA of $16.0 million and distributable cash flow of $15.4 million, distribution coverage ratio of 1.16x

OMAHA, Neb., Aug. 1, 2016 (GLOBE NEWSWIRE) - Green Plains Partners LP (NASDAQ:GPP) today announced financial and operating results for the second quarter of 2016. Second quarter 2016 net income was $14.0 million, or $0.43 per common unit. The partnership reported adjusted EBITDA of $16.0 million and distributable cash flow of $15.4 million, indicating a 1.16x coverage ratio of the second quarter distribution.

“The partnership benefited from record production volumes from Green Plains Inc., driven by the stronger margin structure from improved supply and demand fundamentals,” said Todd Becker, president and chief executive officer of Green Plains Partners. “We expect to continue on a trajectory of growth from both incremental production volumes and the acquisition of assets that can ultimately be dropped down to the partnership.”

During the second quarter of 2016, Green Plains Inc. entered into an asset purchase agreement to acquire two ethanol plants with combined annual production capacity of 180 million gallons for approximately $200 million in cash, plus certain inventory adjustments and liabilities. The agreement constitutes a stalking horse bid, which is subject to bidding procedures and receipt of higher or otherwise better bids at the proposed auction for the plants, and approval by the U.S. Bankruptcy Court. Should Green Plains submit the winning bid, the company expects the transaction to close during the third quarter of 2016 and to offer the plants’ transportation and storage assets to the partnership. In addition, Green Plains Inc. and Jefferson Gulf Coast Energy Partners announced the formation of a 50/50 joint venture to construct and operate an intermodal export and import fuels terminal at Jefferson’s existing Beaumont, Texas terminal. Green Plains will offer its interest in the joint venture to the partnership once commercial development is complete.

Results of Operations

Revenues generated from the partnership’s storage and throughput agreement and rail transportation services agreement were $13.9 million and $7.9 million, respectively, for the three months ended June 30, 2016. There are no comparable revenues for the same quarter last year. Operations and maintenance expenses increased $1.4 million for the three months ended June 30, 2016, compared with the same period for 2015, primarily due to higher railcar lease expense and wages, partially offset by lower terminal throughput unloading fees. General and administrative expenses increased $0.6 million for the second quarter of 2016 due to administrative costs incurred as a publicly traded entity.

Second quarter revenues for 2016 increased $1.7 million over revenues for the first quarter primarily due to the incremental throughput volumes from the partnership’s sponsor. Product volumes from storage and transportation services increased 11% over the first quarter to 274.3 million gallons in the second quarter of 2016. Operations and maintenance expenses decreased $0.1 million from the previous quarter due to lower railcar lease expense, partially offset by higher terminal throughput unloading fees, insurance and repairs and maintenance. General and administrative expenses also decreased $0.2 million due to lower administrative costs incurred during the second quarter of 2016 compared with the previous quarter.

GREEN PLAINS PARTNERS LP

KEY OPERATING DATA

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Product volumes (mmg)
Storage and throughput services(1)	274.3	—	521.2	—

Terminal services:
Affiliate	30.2	27.2	58.9	56.8
Non-affiliate	47.4	56.9	91.6	107.8

	77.6	84.1	150.5	164.6

Railcar capacity billed (daily average)(1)	77.2	—	75.0	—

(1)	Volumetric data for periods before July 1, 2015, is not considered meaningful.

Liquidity and Capital Resources

Total liquidity as of June 30, 2016, was $55.8 million, including $2.8 million in cash and cash equivalents, and $53.0 million available under the partnership’s revolving credit facility. The partnership incurred maintenance capital expenditures of $0.1 million primarily for terminal upgrades during the second quarter of 2016.

Quarterly Distribution

On July 20, 2016, the board of directors of the partnership’s general partner declared a quarterly cash distribution of $0.41 per unit on all outstanding common and subordinated units, or $1.64 per unit on an annualized basis, for the second quarter of 2016. The 0.5 cent increase over the previous quarterly distribution of $0.4050 is the third consecutive increase since the partnership’s initial public offering (IPO). The distribution will be paid on Aug. 12, 2016, to unitholders of record at the close of business on Aug. 5, 2016.

Conference Call Information

On Aug. 2, 2016, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss second quarter 2016 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 888.427.9376 and 719.457.2689, respectively. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation can be accessed on Green Plains Partners’ website at http://ir.greenplainspartners.com.

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are supplemental financial measures used to assess the partnership’s financial performance. Management believes adjusted EBITDA and distributable cash flow provide investors useful information to compare the partnership’s performance with other publicly traded partnerships. Adjusted EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization, plus adjustments for transaction costs related to acquisitions or financing transactions, minimum volume commitment deficiency payments, unit-based compensation expense and net gains or losses on asset sales. Distributable cash flow is defined as adjusted EBITDA less interest paid or payable, income taxes paid or payable and maintenance capital expenditures. Adjusted EBITDA and distributable cash flow are not presented in accordance with generally accepted accounting principles (GAAP) and therefore should not be considered in isolation or as alternatives to net income or any other measure of financial performance presented in accordance with GAAP to analyze the partnership’s results.

Comparability Related to Prior Periods

When transferring assets between entities under common control, the entity receiving the net assets initially recognizes the carrying amounts of the assets and liabilities at the date of transfer and prior period financial statements of the transferee are recast for all periods the transferred operations were part of the parent’s consolidated financial statements, in accordance with GAAP.

For the six months ended June 30, 2016, the financial results include those related to the assets acquired from the partnership’s sponsor subsequent the IPO in transfers between entities under common control. For the six months ended June 30, 2015, the financial results reflect only those of the MLP predecessor, which includes the results of BlendStar, the partnership’s predecessor for accounting purposes, and the assets, liabilities and results of operations of certain ethanol storage and railcar assets contributed by Green Plains in a transfer between entities under common control in connection with the IPO.

On July 1, 2015, the partnership received ethanol storage and leased railcar assets from its sponsor in a transfer between entities under common control in connection with the IPO. The transferred assets and liabilities are recognized at the sponsor’s historical cost and reflected retroactively in the consolidated financial statements. Expenses related to the ethanol storage and railcar assets, such as depreciation, amortization and railcar lease expenses, are also reflected retroactively in the consolidated financial statements. There are no revenues related to the operation of the contributed ethanol storage and railcar assets for periods prior to July 1, 2015, when the related commercial agreements with Green Plains Trade became effective.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol, distillers grains and corn oil production; grain handling and storage; a cattle feedlot; and commodity marketing and distribution services. The company processes 12 million tons of corn annually, producing over 1.2 billion gallons of ethanol, approximately 3.5 million tons of livestock feed and 275 million pounds of industrial grade corn oil at full capacity. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

Forward-Looking Statements

This news release may include forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will” and “expect” and involve risks and uncertainties including, among others, that Green Plains Partners’ business plans may change as circumstances warrant because of general market conditions or other factors. Such statements are based on current expectations, forecasts and projections, including but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Specifically, the partnership may experience significant fluctuations in future operating results due to a number of economic conditions, such as changes in general economic, market or business conditions; foreign imports of ethanol; fluctuations in demand for ethanol and other fuels; risks of accidents or other unscheduled shutdowns affecting the partnership’s assets, including mechanical breakdown of equipment or infrastructure; risks associated with changes to federal policy or regulation; ability to comply with changing government usage mandates and regulations affecting the ethanol industry; price availability and acceptance of alternative fuels and alternative fuel vehicles, and laws mandating such fuels or vehicles; changes in operational costs at the partnership’s facilities and for its railcars; failure to realize the benefits projected for capital projects; competition; inability to successfully implement growth strategies; the supply of corn and other feedstocks; unusual or severe weather conditions and natural disasters; ability and willingness of parties with whom the partnership has material relationships, including Green Plains Trade, to fulfill their obligations; labor and material shortages; changes in the availability of unsecured credit and changes affecting the credit markets in general. When considering these forward-looking statements, investors should keep in mind these risk factors and other cautionary statements in Green Plains Partners’ SEC filings. Forward-looking statements may not be accurate indicators of future performance or results and should not be considered a guarantee of future performance or results. Green Plains Partners undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after this news release. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Consolidated Financial Results

GREEN PLAINS PARTNERS LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2016	December 31, 2015(1)
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,764	$16,385
Accounts receivable, including from affiliates	14,070	14,913
Other current assets	1,733	2,621

Total current assets	18,567	33,919
Property and equipment, net	40,412	41,862
Other assets	19,796	19,996

Total assets	$78,775	$95,777

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable, including to affiliates	$5,351	$6,128
Other current liabilities	6,199	7,475

Total current liabilities	11,550	13,603
Long-term debt	54,903	7,879
Other liabilities	2,832	2,485

Total liabilities	69,285	23,967
Partners’ capital	9,490	71,810

Total liabilities and partners’ capital	$78,775	$95,777

(1)	Recast to include the historical balances of assets acquired in a transfer between entities under common control.

GREEN PLAINS PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands except per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Affiliate	$23,538	$1,338	$45,306	$2,649
Non-affiliate	1,955	2,107	3,975	4,192

Total revenues	25,493	3,445	49,281	6,841
Operating expenses
Operations and maintenance	8,504	7,102	17,149	14,135
General and administrative	1,051	403	2,259	599
Depreciation and amortization	1,488	1,400	2,705	2,721

Total operating expenses	11,043	8,905	22,113	17,455

Operating income (loss)	14,450	(5,460)	27,168	(10,614)
Other income (expense)
Interest income	21	20	42	41
Interest expense	(410)	(34)	(794)	(54)

Total other income (expense)	(389)	(14)	(752)	(13)

Income (loss) before income taxes	14,061	(5,474)	26,416	(10,627)
Income tax expense (benefit)	79	(2,060)	252	(3,999)

Net income (loss)	13,982	(3,414)	26,164	(6,628)
Net loss attributable to MLP predecessor	—	(3,414)	—	(6,628)

Net income attributable to the partnership	$13,982	$—	$26,164	$—

Net income attributable to partners’ ownership interest
General partner	$280		$523
Limited partners - common unitholders	6,852		12,824
Limited partners - subordinated unitholders	6,850		12,817
Earnings per limited partner unit (basic and diluted):
Common units	$0.43		$0.81

Subordinated units	$0.43		$0.81

Weighted avg. units outstanding (basic and diluted):
Common units	15,895		15,897

Subordinated units	15,890		15,890

Supplemental Revenues Data:
Storage and throughput services	$13,945	$—	$26,320	$—
Terminal services	2,950	3,094	5,845	6,144
Railcar capacity	7,901	—	15,675	—
Other	697	351	1,441	697

Total revenues	$25,493	$3,445	$49,281	$6,841

GREEN PLAINS PARTNERS LP

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$26,164	$(6,628)
Noncash operating adjustments:
Depreciation and amortization	2,705	2,721
Deferred income taxes	(3)	(3,999)
Other	560	104
Net change in working capital	(1,210)	(524)

Net cash provided (used) by operating activities	28,216	(8,326)

Cash flows from investing activities:
Purchases of property and equipment	(331)	(697)
Acquisition of assets from sponsor	(62,312)	—

Net cash used by investing activities	(62,643)	(697)

Cash flows from financing activities:
Net proceeds - revolving credit facility	47,000	—
Distributions to partners	(26,193)	—
Other	(1)	7,890

Net cash provided by financing activities	20,806	7,890

Net change in cash and cash equivalents	(13,621)	(1,133)
Cash and cash equivalents, beginning of period	16,385	5,705

Cash and cash equivalents, end of period	$2,764	$4,572

GREEN PLAINS PARTNERS LP

RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$13,982	$(3,414)	$26,164	$(6,628)
Interest expense	410	34	794	54
Income tax expense (benefit)	79	(2,060)	252	(3,999)
Depreciation and amortization	1,488	1,400	2,705	2,721
Transaction costs	—	—	(4)	—
Unit-based compensation expense	37	—	22	—

Adjusted EBITDA	15,996	$(4,040)	29,933	$(7,852)

Less:
Interest paid or payable	410		794
Income taxes paid or payable	83		255
Maintenance capital expenditures	140		174

Distributable cash flow(1)	$15,363		$28,710

Distributions declared(2)	$13,298		$26,434

Coverage ratio	1.16x		1.09x

(1)	Distributable cash flow for periods before July 1, 2015, is not considered meaningful.
(2)	Represents distributions declared for the applicable periods.

Contact: Jim Stark  |  Vice President, Investor & Media Relations  |  402.884.8700  |   jim.stark@gpreinc.com

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